UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01  Regulation FD Disclosure.

As previously reported in its Current Report on Form 8-K filed on February 17, 2015, Myers Industries, Inc. (the “Company”) and its wholly-owned subsidiary MYE Canada Operations Inc. (“MYE Canada”) entered into an Amended and Restated Asset Purchase Agreement (the “APA”) to sell substantially all of the assets of the Company’s Lawn and Garden business to The HC Companies, Inc. (“HC”), an entity controlled by Wingate Partners V, L.P.. In connection with the APA, the Company and MYE Canada received subordinated promissory notes, as later amended and restated, in the original aggregate principal amount of $20 million (the “Notes”), and the Company entered into an Assignment and Assumption Agreement relating to a lease of certain premises by HC (“Lease Assignment”), which was guaranteed by the Company (the “Lease Guarantee”).

As reported in the Company’s Current Report on Form 8-K filed on October 5, 2018 and in its Quarterly Report on Form 10-Q filed on November 6, 2018, during the third calendar quarter of 2018 HC requested an extension to the maturity of the Notes as part of an effort to restructure its debt. The Company recorded as of September 30, 2018 (i) a provision for expected loss of $23.0 million to fully reserve the balance of the Notes and corresponding accrued interest, and (ii) a liability of $10.3 million based on potential obligations under the Lease Guarantee, which had accreted to $10.6 million as of September 30, 2019, as reported on the Company’s Quarterly Report on Form 10-Q filed on November 5, 2019.

On January 6, 2020, (i) the Company entered into a Release Agreement with HC and Bonner Madison Road Properties, Ltd. which provides for a release of the Company’s obligations arising under the Lease Assignment and the underlying lease, including but not limited to the Lease Guarantee, and (ii) the Company, MYE Canada, HC and The HC Canada Operating Company, Ltd. (“HC Canada”) entered into a Notes Purchase Agreement pursuant to which the Company and MYE Canada sold the Notes to HC and HC Canada for an aggregate sum of $1.2 million.

In the first quarter of 2020, the Company expects to recognize a pre-tax gain of approximately $11.9 million from of the sale of the Notes and release of the Lease Guarantee liability, which is expected to be excluded from adjusted earnings.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “outlook”, “target”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities, or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Myers Industries, Inc.

Date: January 8, 2020	By:	/s/ Andrean R. Horton
Andrean R. Horton
Interim President and Chief Executive Officer